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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CONNECTICUT PERFORMING ARTS, INC.

            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST: The name of the corporation is:

                        CONNECTICUT PERFORMING ARTS, INC.

            SECOND: The corporation hereby amends its Certificate of Incorporation so that Article 3 of the Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read, in its entirety, as follows:

            The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

                  The corporation shall have the authority to issue 300,000
            shares, consisting of 5,000 shares of common stock, no par value, and 295,000 shares of preferred stock, no par value. The board of directors may authorize the issuance from time to time of the preferred stock in one or more series and with such designations and such powers, preferences and rights, and the qualifications, limitations or restrictions thereof (which may differ with respect to each series) and such powers as the board may fix by resolution.

            THIRD: The written amendment effected herein was authorized by unanimous resolution of the board of directors and the shareholders of the corporation pursuant to Section 33-360 of the State of Connecticut Stock Corporation Act. Pursuant to Section 33-360(c), the affirmative vote of at least two-thirds of the voting power of the shares entitled to vote was required to be voted as a class. The unanimous written consent of all of the outstanding shares of the corporation was obtained pursuant to Section 330 of the State of Connecticut Stock Corporation Act.

            IN WITNESS WHEREOF, we hereunto sign our names, state that we are, respectively, the president and secretary of the corporation, and affirm that the statements made in the foregoing statement, this 8th day of April, 1998.


                                        /s/   Robert E. Nederlander, Sr.
                                        ------------------------------------
                                        Name:  Robert E. Nederlander, Sr.
                                        Title: President


                                        /s/   James H. Koplik
                                        ------------------------------------
                                        Name:  James H. Koplik
                                        Title: Secretary